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                                                                  Exhibit 4.4(a)


                        LAZARE KAPLAN INTERNATIONAL INC.

                              AMENDED AND RESTATED
                          1997 LONG TERM INCENTIVE PLAN


         ARTICLE I         PURPOSE

         Lazare Kaplan International Inc., a Delaware corporation (the "Company"), established this 1997 Long-Term Stock Incentive Plan (the "Plan") in order to encourage the acquisition of a proprietary interest in the Company by certain key employees and directors of the Company and its affiliates, and by certain consultants, advisors and other persons who provide services to the Company and its affiliates. The Company believes that such a proprietary interest in the Company will provide such persons with a direct stake in the future welfare of the Company and will strengthen their commitment to remain employed by or associated with the Company and its affiliates. It is also expected that this Plan will encourage qualified persons to seek and accept employment by or association with the Company and its affiliates. To accomplish the foregoing, this Plan contemplates the grant of Incentive Stock Options and Nonqualified Stock Options (all as hereinafter defined) to such persons. The Plan has been amended and restated in its entirety to increase the number of shares reserved for issuance, which amendment was approved by the stockholders of the Company at the annual stockholders meeting held in November 2001.


         ARTICLE II        DEFINITIONS

         Section 2.1 Definitions. Whenever used in this Plan, the following terms shall have the respective meanings set forth in this Section 2.1.

         "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation (within the meaning of Section 424 of the Code) with respect to the Company.

         "Associate" means a person who is associated with the Company as a Director, or as a consultant, advisor or other service provider, but who is not an Employee.

         "Board" means the board of directors of the Company.

         "Business Day" means any day on which banks within the State of New York are required to be opened for business.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Board; provided, however, that if a committee has been delegated authority pursuant to Section 3.1 to manage and administer this Plan, then Committee means such committee.

         "Common Stock" means the Company's common stock, par value $1.00 per share

         "Director" means a member of the Board.

         "Disability" means, with respect to a Participant, any medically determinable physical or mental impairment that the Committee, on the basis of competent medical evidence, reasonably determines has rendered or will render the Participant permanently and totally disabled within the meaning of Section 422(c)(6) of the Code.

         "Employee" means a person who performs services as an employee (within the meaning of Section 3401(c)(6) of the Code) of the Company or of an Affiliate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any corresponding provisions of any



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subsequent Federal securities law.

         "Exercise Period" means, with respect to an Option, the period during which such Option may be exercised, as determined pursuant to Section 6.2.

         "Fair Market Value" means, with respect to Shares subject to an Option, on any given date, the value of the Shares or Options as determined pursuant to
Section 6.6.

         "Incentive Stock Option" means an option granted pursuant to this Plan that is intended to satisfy the requirements of Section 422(b) of the Code.

         "Non-Employee Director" means a Director who comes within the definition of "non-employee director" in accordance with Rule 16b-3(b)(3) under the Exchange Act or any rule substituted therefor.

         "Nonqualified Stock Option" means an option granted pursuant to this Plan, other than an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as the case may be.

         "Option Agreement" means, with respect to any person who has been granted an Option, a written agreement (including any amendment or supplement thereto) between the Company and such person.

         "Option Price" means, with respect to an Option, the price determined pursuant to Section 6.1 at which Shares subject to such Option may be purchased.

         "Option Value" means, with respect to an Option, on any given date the amount by which the aggregate Fair Market Value of the Shares subject to such Option on such date exceeds the product obtained by multiplying the number of Shares subject to such Option by the Option Price.

         "Participant" means an Employee or an Associate who receives an Option.

         "Plan" means this Plan, as set forth herein and as may be amended from time to time.

         "Principal Securities Market" means the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or The Nasdaq Stock Market, Inc., or any successor thereto on which the Shares are then listed or traded.

         "Retirement" means, if applicable, the termination of employment or association due to retirement after either ten years of employment or association with the Company or an Affiliate, or under a retirement plan of the Company or an Affiliate, in each instance with the consent of the Committee.

         "Securities Act" means the Securities Act of 1933, as amended, or any corresponding provisions of any subsequent Federal securities law.

         "Share" means a share of the Common Stock.

         "Ten-Percent Shareholder" means, at any time an Option is granted, an individual who owns (or is considered to own under the attribution rules contained in Section 424(d) of the Code) securities possessing more than ten percent of the total combined voting power of all classes of securities of the Company or of any Affiliate.

         "Termination Date" means, with respect to a Participant, the date on which such Participant's status as an Employee or Associate terminates for any reason.

         Section 2.2 Rules of Construction. Unless the context otherwise requires or unless otherwise defined herein, (i) a term shall have the meaning assigned to it in Section 2.1, (ii) all references to section numbers shall be to sections of this Plan, (iii) all references to the "Company" shall include any successor thereto, (iv) all references to "employment" or "association" of a Participant shall be to his status as an "Employee" or "Associate," respectively, of one or more of the Company and its Affiliates, (v) "or" shall



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not be exclusive, (vi) words in the singular shall include the plural, and vice-versa, and (vii) words in the masculine gender shall include the feminine and neuter, and vice-versa.


         ARTICLE III       ADMINISTRATION

         Section 3.1 Administration. This Plan shall be administered by the Board or, if designated by the Board, by the Committee, which may be the Compensation Committee of the Board or such other committee of the Board, comprised only of Non-Employee Directors and consisting of at least three Directors to which the Board may delegate the authority to administer this Plan.

         Section 3.2 Committee Action. In administering this Plan, the Committee shall follow any general guidelines not inconsistent with this Plan established by the Board and may adopt rules and regulations for carrying out this Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The interpretation and decision made by the Committee with regard to any question arising under this Plan or under any Option Agreement entered into in connection with this Plan shall be final and conclusive on all persons participating or eligible to participate in this Plan.

         Section 3.3 Responsibilities of Committee. Subject to the terms and conditions of this Plan and such limitations as the Board from time to time may impose, the Committee shall be responsible for the overall management and administration of this Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) grant Options to such persons at such times as it deems advisable, (ii) determine the terms of such Options to be included in grants and the number of Options, (iii) prescribe the terms of the Option Agreements evidencing such Options, and (iv) adopt rules and regulations, and prescribe forms, for the operation and administration of this Plan.

         Section 3.4 Compliance with Section 16 of the Exchange Act. It is the intent of the Company that this Plan and any Options granted hereunder be interpreted in a manner so that this Plan and any Options granted hereunder to Participants satisfy the applicable requirements of Rule 16b-3 promulgated under the Exchange Act, so that each Participant, to the maximum extent practicable and to the extent relevant, will be entitled to the benefits of Rule 16b-3 or other exemptions provided pursuant to the rules adopted under Section 16 of the Exchange Act, and will not be subjected to the "short-swing" liability provisions of Section 16 of the Exchange Act. If any provision of this Plan or of any Option granted hereunder would otherwise frustrate or conflict with the intent expressed in this Section 3.4, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such persons.


         ARTICLE IV        ELIGIBILITY AND PARTICIPATION

         Employees and Associates are eligible to participate in this Plan, without regard to length of employment or association; provided, however, that an Associate shall not be eligible to receive Incentive Stock Options. The Committee shall determine whether and when an Employee or Associate shall become a Participant and shall determine the numbers of Shares for which Options shall be granted to such person; provided, however, that if such person is a Director and the Committee does not consist of the Board, then the Board shall ratify such grant and the terms thereof in order for such grant to be effective. An Employee or Associate shall be a Participant with respect to any Shares subject to an Option only if he or she executes an Option Agreement with respect to such Shares in such form as the Committee may prescribe.


         ARTICLE V         STOCK SUBJECT TO PLAN; OPTION AGREEMENTS

         Section 5.1 Stock Subject to Plan. The stock to be offered and delivered under this Plan, pursuant to the exercise of an Option, shall be shares of the authorized Common Stock and may be unissued shares or reacquired shares, as the Committee from time to time may determine. The aggregate number of Shares to be reserved under this Plan shall not exceed 1,350,000, subject to adjustment as set forth in Article VIII. If, during the term of this Plan, an Option expires or terminates for any reason prior to the exercise thereof in full, the Shares subject to such Option, but not delivered, shall thereafter be available for grants under this Plan. The Shares subject to an Option that is exercised shall be charged against the aggregate number of Shares available under this Plan.


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         Section 5.2 Option Agreements. The grant of each Option shall be evidenced by a written Option Agreement executed by the Company and the Participant which shall, among other things (i) designate such Option as either an Incentive Stock Option or a Nonqualified Stock Option, (ii) specify the number of Shares subject to such Option, (iii) specify the Option Price for the Shares subject to such Option and the period during which such Option may be exercised, (iv) set forth specifically or incorporate by reference the applicable provisions of this Plan, and (v) contain such other terms and conditions not inconsistent with this Plan as the Committee may prescribe.


         ARTICLE VI        TERMS OF OPTIONS

         Section 6.1 Option Price. The Option Price of Shares subject to an Option that may be purchased upon exercise of an Option shall be such amount as may be determined by the Committee at the time the Option is granted; provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of such Shares on the date such Option is granted, or less than one hundred and ten percent of the Fair Market Value of such Shares in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

         Section 6.2 Exercise Period. Except as otherwise provided in Sections
6.3 and 6.4, an Option shall vest and be exercisable during such Exercise Period as may be determined by the Committee in its sole discretion. Notwithstanding anything to the contrary contained in this Plan, the Exercise Period for an Incentive Stock Option shall not exceed ten years from the date such Option is granted, or five years from the date such option is granted in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

         Section 6.3 Exercise Upon Change in Control. An Option shall automatically become vested and shall be immediately exercisable in full upon the occurrence of any of the following events:

         (i) any person (within the meaning of Section 13(d) of the Exchange
Act) other than the Company or an Affiliate shall, after the Effective Date, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the Company representing thirty percent or more of the combined voting power of the Company's then outstanding voting securities as a result of a tender or exchange offer or open market purchases (privately negotiated or otherwise), unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

         (ii) the merger or consolidation of the Company with or into another entity pursuant to which the Company is not the survivor, (B) the sale or other disposition of all or substantially all of the Company's assets, or (C) the liquidation of the Company; provided, however, that the Board may determine prior to the consummation of any such transaction that Options shall not so automatically vest; or

         (iii) at any time during a period of two consecutive years (not including any period prior to the adoption of this Plan), if individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new Director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were Directors at the beginning of such period.

         Section 6.4 Exercise Upon Termination. If a Participant's employment or association with the Company or an Affiliate terminates for any reason other than for cause, Options granted to such Participant that are exercisable on his Termination Date shall remain exercisable (i) until the expiration of three months (or such other time as shall be determined by the Committee in its sole discretion) from such Termination Date, if such termination occurs for a reason other than the Participant's death, Disability or Retirement, or (ii) the expiration of twelve months (or such other time as shall be determined by the Committee in its sole discretion) from such Termination Date, if such termination occurs on account of the Participant's death, Disability or Retirement. No Option shall be exercisable by a Participant after termination of employment or association for cause. This Section 6.4 shall not apply to a Participant who continues to be an Employee or Associate of the Company or any Affiliate. Notwithstanding anything to the contrary contained in this Section 6.4, no Option shall be exercisable in whole or in part after the expiration date of the Option or more than ten years after the date of grant of such Option.

         Section 6.5 Limitations on Incentive Stock Options. Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares with respect to which Incentive Stock Options



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are exercisable for the first time by a Participant during a calendar year
(under all stock option plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall not be issued to any person who is not an Employee.

         Section 6.6 Fair Market Value. The Fair Market Value on any given date of Shares subject to an Option shall be the last sales price (during regular trading hours) of the Shares as reported by the Principal Securities Market on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Shares are traded if no Shares were traded on such immediately preceding day. If the Shares are not traded on a Principal Securities Market, the Fair Market Value shall be determined in good faith by the Board or the Committee. In no event shall Fair Market Value be less than the par value of the Shares.

         Section 6.7 Whole or Partial Exercise. Except as otherwise provided in
Article VlI or as specifically stated in an Option Agreement, an Option may be exercised in whole or from time to time in part at any time during the Exercise Period.


         ARTICLE VII       EXERCISE OF OPTIONS

         Section 7.1 Payment for Shares. Upon the exercise of an Option by a Participant, the Company shall cause the purchased Shares to be issued only when it shall have received the full Option Price therefore paid in cash or, if then permitted by applicable law and set forth in the applicable Option Agreement, with Shares, or by surrender of currently exercisable Options, or such other property (not inconsistent with the terms of this Plan) or a combination of cash, Shares and Options to be valued at the Fair Market Value thereof on the date of exercise, and such other property at its fair market value as determined by the Committee. If payment is made by delivery to the Company of Shares owned by the Participant, any Shares so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise and such Shares shall be in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof. If payment is made by surrender to the Company of Options owned by the Participant, such Options shall have a Fair Market Value equal to the Option Value of the Shares as to which the Option is being exercised.

         Section 7.2 Nontransferability. Any Incentive Stock Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the entire Incentive Stock Option shall be transferred to the same person or entity. During the lifetime of a Participant, any Incentive Stock Option granted to such Participant may be exercised only by the Participant. No right or interest of a Participant in any Incentive Stock Option shall be subject to any lien, obligation or liability whatsoever.

         Section 7.3 Fractional Shares. In no event shall an Option be exercisable for or with respect to a fractional Share.

         Section 7.4 Lock-Up Agreement. Each Participant agrees that, during the period of duration (not to exceed 365 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, in connection with any public offering of Common Stock under the Securities Act, the Participant shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares held by the Participant or any permitted transferee at any time during such period; provided, however, that each officer and director of the Company enters into a similar agreement (a "Lock-Up Agreement") for at least the same period. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period and the Participant agrees, if requested by the Company, to enter into a written agreement in form substantially similar to the Lock-Up Agreement.


         ARTICLE VIII      ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

         In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination or exchange of Shares or other like change in the capital structure of the Company, an adjustment shall be made to each outstanding Option granted under this Plan, such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had it been exercised in full immediately prior to such change; and such adjustment shall be made successively each



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time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to this Plan, and the number of Shares and Option Price of Shares subject to outstanding Options, as shall be equitable to prevent dilution or enlargement of rights under any Option. Notwithstanding the foregoing provisions of this Article VIII, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" within the meaning of Section 422 of the Code.


         ARTICLE IX        COMPLIANCE WITH LAW

         No Option shall be exercisable, no Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements and federal and state securities laws and regulations) and rules of all securities exchanges or self-regulatory organizations on which the Shares may be listed or traded. The Company shall have the right to rely on an opinion of counsel as to such compliance. Any certificate issued to evidence Shares for which an Option is exercised may bear such legends and statements as the Committee, upon advice of counsel may deem advisable to assure compliance with Federal and state laws and regulations. No Option shall be exercisable, nor shall Shares nor certificates therefor be issued, under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.


         ARTICLE X         MISCELLANEOUS

         Section 10.1 Effect on Employment. Neither the adoption of this Plan or its operation, nor any documents describing or referring to this Plan (or any part hereof) shall confer upon any person any right to continue as an Employee or Associate of the Company or any Affiliate or in any way affect any right or power of the Company or any Affiliate to terminate the employment of any Employee or the association of any Associate at any time without assigning a reason therefor.

         Section 10.2 Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         Section 10.3 Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

         Section 10.4 Rights as a Shareholder. A Participant shall have no rights with respect to any Share until the Participant shall have become a holder of record of such Share, and the Participant shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which the Participant shall have become the holder of record therefor, except as otherwise provided in Article VIII.

         Section 10.5 Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference and shall not in any way affect the meaning of this Plan.

         Section 10.6 Applicable Law. This Plan shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.


         ARTICLE XI        AMENDMENT; TERMINATION; EFFECTIVE DATE

         Section 11.1 Amendment and Termination. The Board may amend or terminate this Plan at any time or from time to time; provided, however, that no amendment shall without all required approvals with respect thereto (i) increase (except as provided by Article VIII) the maximum number of shares as to which Options may be granted under this Plan, or (ii) materially modify the requirements in Article IV as to eligibility for participation in this Plan. Any provision of this Plan to the contrary notwithstanding,



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no termination or amendment of this Plan may, without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option. The Board may amend the terms of any Option at any time or from time to time with the consent of the holder of such Option; provided, however, that no Option may be amended to reduce the Option Price thereof.

         Section 11.2 Duration of this Plan. Unless terminated earlier pursuant to Section 11.1, this Plan shall terminate upon the expiration of ten years from the earlier of the date of its adoption by the Board or the date on which this Plan is approved by the shareholders of the Company. No Option shall be granted after termination of this Plan.

         Section 11.3 Effective Date. This Plan shall become effective upon its adoption by the Board, subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, in person, or by proxy, at a shareholders meeting duly held within one year following adoption of this Plan by the Board. All options granted prior to the date of such shareholder approval shall be subject to such approval and no Option shall be exercisable and no Shares shall be delivered until such approval shall have been received.


         * * * * * * * * * * * * * *
The Plan was adopted by the Board on April 10, 1997 and approved by the stockholders of the Company on November 5, 1997. The Plan was subsequently amended by the Board on August 5, 1999, which amendment was approved by the stockholders of the Company on November 4, 1999. The Plan was further amended by the Board on May 1, 2001 to increase the number of shares reserved for issuance, which amendment was duly approved by the stockholders of the Company on November 8, 2001 and further amended by the Board on February 5, 2002 pursuant to Section
11.1 of the Plan.



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